EXHIBIT 99


                         FIRST CITIZENS FINALIZES MERGER


COLUMBIA, S.C., SEPTEMBER 30, 2002- First Citizens Bancorporation of South Carolina, Inc., parent company of Columbia, South Carolina-based First Citizens Bank, and CB Financial Corp., parent company of Warrenton, Georgia-based Citizens Bank of Warrenton, have consummated the merger between the two holding companies. First Citizens Bancorporation is the surviving holding company, with Citizens Bank of Warrenton becoming First Citizens Bancorporation's third banking subsidiary.

First Citizens Bancorporation is the parent company of First Citizens Bank and Trust Company and The Exchange Bank of South Carolina, Inc. and offers services in commercial and retail banking through its banking subsidiaries' 148 offices throughout South Carolina. As of June 30, 2002, First Citizens Bancorporation had total consolidated assets of $3.69 billion.


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